                                 EXHIBIT "A"


                                                         RECEIVED
                                                       MAR 04 1980
                                                        SECRETARY
                                                         OF STATE
                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                            TROPIC INDUSTRIES, INC.


     Pursuant to the provisions of Section 16-10-57 of the Utah Business corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

     FIRST:   The name of the corporation is TROPIC INDUSTRIES, INC.

     SECOND: The following amendments of the Articles of Incorporation were adopted by the shareholders of the corporation on January 25, 1980 in the manner prescribed by the Utah Business Corporation Act:

                                ARTICLE IV

          The amount of common stock of the corporation shall be 30,000,000 shares with a par value of $0.20 per share. This will have the effect of a reverse split of ten (10) shares of the corporation's $0.02 par value capital stock being equal to one (1) share of the corporation's $0.20 par value common stock. The Board of Directors may, from time to time, issue and dispose of or sell any or all of the then unissued common stock of the corporation, whether the same be any of the original authorized capital or any increase thereof, without offering the same to the stockholders then existing, that all such sales may be made on such terms and conditions, so far as may be permitted by law, and to such person or persons as the Board may determine.

     THIRD:   The number of shares of the corporation outstanding at the time of such adoption was 20,250,000, and the number of shares entitled to vote thereon was 20,250,000.

     FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

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          Class                         Number of Shares
          -----                         ----------------

          Capital Stock                    20,250,000
          Par Value $0.02
          Per Share

There are no other outstanding shares nor other class of stock.

     FIFTH:   The number of shares voted FOR the amendment to Article IV was
11,662,300 shares and the number of shares voted AGAINST said amendment was 215,000.

     SIXTH:   The number of shares of each class entitled to vote theron as a class voted for and against such amendment as follows:
          (See Item 5 above)

     SEVENTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected is as follows: Each shareholder is now enttiled to exchange ten (10) shares of the corporation's two cent ($0.02) par value capital stock for one (1) share of the twenty cent ($0.20) par value common stock.

     EIGHTH:   The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment is as follows:

     The authorized capitalization is increased from $600,000 to $6,000,000 as a result of the adoption of the foregoing amendment to the Articles of Incorporation.

     DATED this 4th day of March, 1980.

                                   TROPIC INDUSTRIES, INC


                                   By  /S/ JOSEPH GOOTT
                                      ___________________________________
                                      JOSEPH GOOTT, President

ATTEST:

   /S/ ELIZABETH GOOTT
_____________________________________
ELIZABETH GOOTT, Assistant Secretary


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STATE OF UTAH       )
                    ) ss.
COUNTY OF SALT LAKE )

     The undersigned, a Notary Public, does hereby certify that on this 4th day of March, 1980, personally appeared before me JOSEPH GOOTT, who being by me first duly sworn, declared that he is the President of TROPIC INDUSTRIES, INC., a Utah corporation; and ELIZABETH GOOTT, who being by me first duly sworn, declared that she is the Assistant Secretary of TROPIC INDUSTRIES, INC., a Utah corporation; that they signed the foregoing document as President and Assistant Secretary of the corporation, and that the statements therein contained are true.

     IN WITNESS WHEREOF, I have set my hand and seal this 4th day of March, 1980.

   /S/
________________________________
Notary Public, residing in
Salt Lake City, Utah

My Commission Expires:

  11-30-82
________________________________



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